UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2014

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35619 (Commission File Number)	45-0522567 (IRS Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 16, 2014, Stemline Therapeutics, Inc. (the “Company”) appointed Mr. David Gionco as Vice President of Finance and Chief Accounting Officer of the Company and entered into an agreement (the “Employment Agreement”) governing the terms of Mr. Gionco’s employment.  This Employment Agreement became effective on January 16, 2014.

Mr. Gionco brings to Stemline more than 30 years of experience in corporate finance, including 23 years in senior financial functions at both multi-national pharmaceutical companies and development-stage biotechnology firms.  Most recently, Mr. Gionco was the Group Vice President, Chief Financial Officer and Chief Accounting Officer of Savient Pharmaceuticals, Inc.  where he oversaw the finance organization and was instrumental in helping to grow the company, raising over $350 million.  Prior to this, Mr. Gionco held audit, corporate accounting, financial planning, finance and controller roles at companies including Merck & Co., Inc. (“Merck”) and, previously, Medco Health Solutions, Inc., which was acquired by Merck during his tenure.  At Merck, Mr. Gionco held various financial and accounting positions of increasing responsibility.  Mr. Gionco also held senior financial positions at Progenics Pharmaceuticals, Inc. and Odyssey Pharmaceuticals, Inc. (a subsidiary of Pliva, Inc., now Teva Pharmaceutical Industries Ltd.).  Mr. Gionco previously had 7 years of financial auditing experience with a major public accounting firm.  Mr. Gionco holds a B.S. in Accounting from Fairleigh Dickinson University and an MBA in Finance from Rutgers University.  Mr Gionco is also a Certified Public Accountant in New York State.

Under the Employment Agreement, Mr. Gionco’s base salary will be equal to $275,000 per year, subject to adjustment by the Company at any time in its sole discretion.  Mr. Gionco is also eligible to receive an annual discretionary bonus, not to exceed 35% of his base salary, if certain performance goals are met in the discretion of the Company’s Board of Directors.

On January 16, 2014, Mr. Gionco was granted 30,000 shares of the Company’s common stock (the “Stock Grant”) and options to purchase an additional 40,000 shares of the Company’s common stock (the “Option Grant”) subject to the terms and conditions of the Company’s Stock Plans.  The Stock Grant and 30,000 shares of the Option Grant will vest in four equal annual installments on each of January 16, 2015, January 16, 2016, January 16, 2017 and January 16, 2018. The remaining 10,000 shares of the Option Grant will vest as follows: 2,500 shares on January 16, 2016; 3,750 shares on January 16, 2017; and 3,750 shares on January 16, 2018.

Under the Employment Agreement, Mr. Gionco will be entitled to cash severance payments if the Company terminates his employment without cause (as defined in the Employment Agreement) or if Mr. Gionco resigns his employment for good reason (as defined in the Employment Agreement).

The foregoing summary of the Employment Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 hereto and incorporated by reference.

No family relationships exist between Mr. Gionco and any of our directors or other executive officers.  There are no arrangements between Mr. Gionco and any other person pursuant to which Mr. Gionco was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Gionco has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Number	Description

10.1	Employment Agreement with David Gionco dated January 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.
(Registrant)

	By	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer

Date: January 23, 2014

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Employment Agreement with David Gionco dated January 16, 2014.